Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Executive Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2024 EARNINGS

•
Fourth quarter earnings per share (diluted) of $1.37, an increase of 34.3% compared to fourth quarter 2023
•
Fourth quarter net income of $130.1 million
•
Fourth quarter net interest margin increased 30 basis points to 3.05% compared to fourth quarter 2023
•
Noninterest-bearing deposits of $9.8 billion, representing 34.5% of total deposits
•
Borrowings decreased $700.0 million during fourth quarter 2024
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $389.5 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program, of 1.67%(1)
•
Nonperforming assets remain low at 0.23% of fourth quarter average interest-earning assets
•
Return (annualized) on fourth quarter average assets of 1.31%, average common equity of 7.00% and average tangible common equity of 13.50%(1)
•
Approved 2025 Stock Repurchase Program covering up to 5% of outstanding common stock
•
Prosperity Bank named Best Overall Bank in Texas by Money for 2025

HOUSTON, January 29, 2025. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $130.1 million for the quarter ended December 31, 2024 compared with $95.5 million for the same period in 2023. Net income per diluted common share was $1.37 for the quarter ended December 31, 2024 compared with $1.02 for the same period in 2023. The annualized return on fourth quarter average assets was 1.31%. Additionally, deposits increased $293.7 million and borrowings decreased $700.0 million during the fourth quarter of 2024. Nonperforming assets decreased $8.4 million during the fourth quarter of 2024 and remain low at 0.23% of fourth quarter average interest-earning assets. On April 1, 2024, Lone Star State Bancshares, Inc. (“Lone Star”) merged with Prosperity Bancshares and Lone Star State Bank of West Texas (“Lone Star Bank”) merged with Prosperity Bank (collectively, the “Merger”).

“We are excited about the growth and future of our company. The Texas and Oklahoma economies are some of the best in the country. Texas has no state income tax and both Texas and Oklahoma have a business-friendly political climate. The Texas population grew more than any other state in 2024, with the addition of 563,000 people, bringing the total population to 31,290,831. Further, according to Forbes in July 2024, there have been 209 corporate relocations to Texas since 2018. All of this bodes well for our future growth,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Prosperity has a strong capital position that provides opportunities to participate in mergers and acquisitions, repurchase stock or fund organic growth without the need for additional capital. We believe that our net interest margin should continue to expand to a more normal ratio as our assets continue to reprice, thereby increasing our earnings per share. We also have strong core deposits, with 34.5% of our deposits in noninterest-bearing accounts,” stated Zalman.

“I would like to thank all our customers, associates, directors, and shareholders for helping build such a successful bank,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2024

Net income was $130.1 million(2) for the three months ended December 31, 2024 compared with $95.5 million(3) for the same period in 2023, an increase of $34.6 million or 36.2%. Net income per diluted common share was $1.37 for the three months ended December 31, 2024 compared with $1.02 for the same period in 2023, an increase of 34.3%. The changes were primarily due to an increase in net interest income and a decrease in the Federal Deposit Insurance Corporation (“FDIC”) special assessment, partially offset by an increase in salaries and benefits. On a linked quarter basis, net income was $130.1 million(2) for the three months ended December 31, 2024 compared with $127.3 million(4) for the three months ended September 30, 2024, an increase of $2.8 million or 2.2%. Net income per diluted common share was $1.37 for the three months ended December 31, 2024 compared with $1.34 for the three months ended September 30, 2024. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2024 were 1.31%, 7.00% and 13.50%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 46.10%(1) for the three months ended December 31, 2024.

Net interest income before provision for credit losses was $267.8 million for the three months ended December 31, 2024 compared with $237.0 million for the same period in 2023, an increase of $30.8 million or 13.0%. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets and a decrease in the average balances and rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits. Net interest income before provision for credit losses increased $6.1 million or 2.3% to $267.8 million for the three months ended December 31, 2024 compared with $261.7 million for the three months ended September 30, 2024. The change was primarily due to a decrease in the average balances on other borrowings and a decrease in the average rates on interest-bearing deposits, partially offset by a decrease in the average balances and average rates on loans and a decrease in the average balances on investment securities.

The net interest margin on a tax equivalent basis was 3.05% for the three months ended December 31, 2024 compared with 2.75% for the same period in 2023. The change was primarily due to an increase in the average balances and average rates on loans and a decrease in the average balances and rate on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits. The net interest margin on a tax equivalent basis was 3.05% for the three months ended December 31, 2024 compared with 2.95% for the three months ended September 30, 2024. The change was primarily due to a decrease in the average balances on other borrowings and a decrease in the average rates on interest-bearing deposits, partially offset by a decrease in the average balances and average rates on loans and a decrease in the average balances on investment securities.

Noninterest income was $39.8 million for the three months ended December 31, 2024 compared with $36.6 million for the same period in 2023, an increase of $3.3 million or 8.9%. The change was primarily due to an increase in nonsufficient funds (“NSF”) fees, an increase in service charges on deposit accounts and an increase in the net gain (loss) on sale or write-down of assets. Noninterest income was $39.8 million for the three months ended December 31, 2024 compared with $41.1 million for the three months ended September 30, 2024, a decrease of $1.3 million or 3.1%.

______________

(2)
Includes purchase accounting adjustments of $3.3 million, net of tax, primarily comprised of loan discount accretion of $3.6 million for the three months ended December 31, 2024.
(3)
Includes purchase accounting adjustments of $2.6 million, net of tax, primarily comprised of loan discount accretion of $2.5 million, merger related expenses of $278 thousand, and the FDIC special assessment of $19.9 million for the three months ended December 31, 2023.
(4)
Includes purchase accounting adjustments of $4.3 million, net of tax, primarily comprised of loan discount accretion of $4.8 million for the three months ended September 30, 2024.
(5)
Includes purchase accounting adjustments of $15.7 million, net of tax, primarily comprised of loan discount accretion of $17.5 million, merger related provision for credit losses of $9.1 million, merger related expenses of $4.5 million, FDIC special assessment of $3.6 million, and net gain on sale or write-up of securities of $11.2 million for the year ended December 31, 2024.
(6)
Includes purchase accounting adjustments of $8.1 million, net of tax, primarily comprised of loan discount accretion of $8.0 million, merger related provision for credit losses of $18.5 million, merger related expenses of $15.1 million, and the FDIC special assessment of $19.9 million for the year ended December 31, 2023.

Noninterest expense was $141.5 million for the three months ended December 31, 2024 compared with $152.2 million for the same period in 2023, a decrease of $10.6 million or 7.0%, primarily due to a decrease in the FDIC special assessment, partially offset by an increase in salaries and benefits and an increase in credit and debit card, data processing and software amortization. Noninterest expense was $141.5 million for the three months ended December 31, 2024 compared with $140.3 million for the three months ended September 30, 2024, an increase of $1.2 million or 0.9%.

Results of Operations for the Year Ended December 31, 2024

Net income was $479.4 million(5) for the year ended December 31, 2024 compared with $419.3 million(6) for the same period in 2023, an increase of $60.1 million or 14.3%. Net income per diluted common share was $5.05 for the year ended December 31, 2024 compared with $4.51 for the same period in 2023, an increase of 12.0%. Net income and net income per diluted common share for the year ended December 31, 2024 were impacted by an increase in net interest income, a decrease in the FDIC special assessment of $16.3 million, a gain on Visa Class B-1 stock exchange net of investment securities sales of $11.2 million, a decrease in merger related provision for credit losses of $9.5 million and a decrease in merger related expenses of $10.7 million, and increases in noninterest income and noninterest expense related to nine months of Lone Star Bank operations. Returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2024 were 1.21%, 6.56% and 12.73%(1), respectively.

Excluding merger related provision and expenses, gain on Visa Class B-1 stock exchange net of investment securities sales, and FDIC special assessment, each net of tax, net income was $484.0 million(1) or $5.11(1) per diluted common share for the year ended December 31, 2024, and annualized returns on average assets, average common equity and average tangible common equity for the same period were 1.22%(1), 6.63%(1) and 12.85%(1), respectively. Prosperity’s efficiency ratio was 48.43%(1) for the year ended December 31, 2024; and excluding merger related expenses and FDIC special assessment, the efficiency ratio was 47.75%(1).

Net interest income before provision for credit losses for the year ended December 31, 2024 was $1.026 billion compared with $956.4 million for the same period in 2023, an increase of $70.1 million or 7.3%. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances and average rates on federal funds sold and other earning assets, an increase in loan discount accretion of $9.4 million and a decrease in the average balance and rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits.

The net interest margin on a tax equivalent basis for the year ended December 31, 2024 was 2.93% compared with 2.78% for the same period in 2023. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances and average rates on federal funds sold and other earning assets, an increase in loan discount accretion of $9.4 million and a decrease in the average balance and rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits.

Noninterest income was $165.8 million for the year ended December 31, 2024 compared with $153.3 million for the same period in 2023, an increase of $12.5 million or 8.2%, primarily due to a gain on Visa Class B-1 stock exchange net of investment securities sales of $11.2 million and increases in service charges on deposit accounts, partially offset by a decrease in other noninterest income.

Noninterest expense was $570.6 million for the year ended December 31, 2024 compared with $556.7 million for the same period in 2023, an increase of $13.9 million or 2.5%, primarily due to an increase in salaries and benefits, an increase in credit and debit card, data processing and software amortization and additional expenses related to nine months of Lone Star Bank operations, partially offset by a decrease in the FDIC special assessment of $16.3 million and a decrease in merger related expenses of $10.7 million.

Balance Sheet Information

At December 31, 2024, Prosperity had $39.567 billion in total assets, an increase of $1.019 billion or 2.6%, compared with $38.548 billion at December 31, 2023. Linked quarter total assets decreased by $548.6 million compared with $40.115 billion at September 30, 2024.

Loans were $22.149 billion at December 31, 2024, an increase of $968.7 million or 4.6%, compared with $21.181 billion at December 31, 2023, primarily due to the Merger. Linked quarter loans decreased $231.6 million from $22.381 billion at September 30, 2024. Loans, excluding Warehouse Purchase Program loans, were $21.068 billion at December 31, 2024 compared with $20.358 billion at December 31, 2023, an increase of $710.0 million or 3.5%, and compared with $21.152 billion at September 30, 2024, a decrease of $83.8 million.

Deposits were $28.381 billion at December 31, 2024, an increase of $1.202 billion or 4.4%, compared with $27.180 billion at December 31, 2023, primarily due to the Merger. Linked quarter deposits increased $293.7 million or 1.0% (4.2% annualized) from $28.088 billion at September 30, 2024.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
Lone Star Bank	$1,057,618	$1,109,783	$1,084,559	$—	$—
Prosperity Bank
Warehouse Purchase Program loans	1,080,903	1,228,706	1,081,403	864,924	822,245
All other loans	20,010,688	20,042,363	20,154,853	20,400,323	20,358,293
Total loans	$22,149,209	$22,380,852	$22,320,815	$21,265,247	$21,180,538

Deposits assumed (including new deposits since acquisition date):
Lone Star Bank	$1,093,536	$1,136,216	$1,187,821	$—	$—
All other deposits	27,287,802	26,951,395	26,745,265	27,175,518	27,179,809
Total deposits	$28,381,338	$28,087,611	$27,933,086	$27,175,518	$27,179,809

Excluding loans acquired in the Merger and new production at the acquired banking centers since April 1, 2024, loans at December 31, 2024 decreased $88.9 million compared with December 31, 2023 and decreased $179.5 million compared with September 30, 2024.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since April 1, 2024, deposits at December 31, 2024 increased by $108.0 million compared with December 31, 2023 and increased by $336.4 million compared with September 30, 2024.

Asset Quality

Nonperforming assets totaled $81.5 million or 0.23% of quarterly average interest-earning assets at December 31, 2024 compared with $72.7 million or 0.21% of quarterly average interest-earning assets at December 31, 2023 and $89.9 million or 0.25% of quarterly average interest-earning assets at September 30, 2024.

The allowance for credit losses on loans and off-balance sheet credit exposures was $389.5 million at December 31, 2024 compared with $368.9 million at December 31, 2023 and $392.0 million at September 30, 2024. There was no provision for credit losses for the three months ended December 31, 2024 and 2023, and a provision for credit losses of $9.1 million and $18.5 million for the years ended December 31, 2024 and 2023, respectively. As a result of the loans acquired in the Merger, the second quarter of 2024 included a $7.9 million provision for credit losses on loans and a $1.2 million provision for credit losses on off-balance sheet credit exposures.

The allowance for credit losses on loans was $351.8 million or 1.59% of total loans at December 31, 2024 compared with $332.4 million or 1.57% of total loans at December 31, 2023 and $354.4 million or 1.58% of total loans at September 30, 2024. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.67%(1) at December 31, 2024 compared with 1.63%(1) at December 31, 2023 and 1.68%(1) at September 30, 2024.

Net charge-offs were $2.6 million for the three months ended December 31, 2024 compared with net charge-offs of $19.1 million for the three months ended December 31, 2023 and net charge-offs of $5.5 million for the three months ended September 30, 2024. For the fourth quarter of 2024, $1.5 million of reserves on resolved purchased credit deteriorated (“PCD”) loans without any related charge-offs were released to the general reserve.

Net charge-offs were $14.6 million for the year ended December 31, 2024 compared with $38.0 million for the year ended December 31, 2023. Net charge-offs for the year ended December 31, 2024 included $3.4 million related to resolved PCD loans, which had specific reserves that were allocated to the charge-offs. Additionally, reserves on PCD loans increased by $26.1 million due to Day One accounting for PCD loans at the time of the Merger. Further, $15.4 million of reserves on resolved PCD loans were released to the general reserve.

Visa Class B-1 Stock Exchange

During the second quarter 2024, Prosperity tendered all of its shares of Visa, Inc. (“Visa”) Class B-1 common stock in exchange for a combination of Visa Class B-2 common stock and Visa Class C common stock, pursuant to the terms and subject to the conditions of the public offering of Visa to exchange its Class B-1 common stock for a combination of shares of its Class B-2 common stock and Class C common stock, which expired on May 3, 2024. Prosperity recorded an unrealized gain of $20.6 million during the second quarter 2024 based on the conversion privilege of the Class C common stock and the closing price of Visa Class A common stock. In the exchange, Prosperity received 48,492 shares of Class B-2 stock, recorded at zero cost basis, and 19,245 shares of Class C common stock and has subsequently sold all shares of Class C stock.

Dividend

Prosperity Bancshares declared a first quarter 2025 cash dividend of $0.58 per share to be paid on April 1, 2025, to all shareholders of record as of March 14, 2025.

Stock Repurchase Program

On January 21, 2025, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.8 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 21, 2026, at the discretion of management. Under its 2024 stock repurchase program, Prosperity Bancshares repurchased zero shares of its common stock during the three months ended December 31, 2024, and approximately 1.2 million shares of its common stock at an average weighted price of $60.35 per share during the year ended December 31, 2024.

Merger of Lone Star State Bancshares, Inc.

On April 1, 2024, Prosperity completed the merger of Lone Star and its wholly owned subsidiary Lone Star Bank, headquartered in Lubbock, Texas. Lone Star Bank operated 5 full-service banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 2,376,182 shares of Prosperity common stock plus approximately $64.1 million in cash for all outstanding shares of Lone Star in the second quarter of 2024. This resulted in goodwill of $106.7 million as of December 31, 2024, which does not include all the subsequent fair value adjustments that have not yet been finalized.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 29, 2025, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2024 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 7777695.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on the sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2024, Prosperity Bancshares, Inc.® is a $39.567 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 283 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 44 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of any proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Grapevine Main	Tyler-South Broadway	Tomball	West
Bryan	Kiest	Tyler-University	Waller
Bryan-29th Street	Lake Highlands	Winnsboro	West Columbia	Odessa
Bryan-East	McKinney		Wharton	Grant
Bryan-North	McKinney Eldorado	Houston Area	Winnie	Kermit Highway
Caldwell	McKinney Redbud	Houston	Wirt	Parkway
College Station	North Carrolton	Aldine
Hearne	Park Cities	Alief	South Texas Area -	Wichita Falls
Huntsville	Plano	Bellaire	Corpus Christi	Cattlemans
Madisonville	Plano-West	Beltway	Calallen	Kell
Navasota	Preston Forest	Clear Lake	Carmel
New Waverly	Preston Parker	Copperfield	Northwest	Other West Texas Area
Rock Prairie	Preston Royal	Cypress	Saratoga	Locations
Southwest Parkway	Red Oak	Downtown	Timbergate	Big Spring
Tower Point	Richardson	Eastex	Water Street	Big Spring - East
Wellborn Road	Richardson-West	Fairfield		Brownfield
	Rosewood Court	First Colony	Victoria	Brownwood
Central Texas Area	The Colony	Fry Road	Victoria Main	Burkburnett
Austin	Tollroad	Gessner	Victoria-Navarro	Byers
Cedar Park	Trinity Mills	Gladebrook	Victoria-North	Cisco
Congress	Turtle Creek	Grand Parkway	Victoria Salem	Comanche
Lakeway	West 15th Plano	Heights		Early
Liberty Hill	West Allen	Highway 6 West	Other South Texas Area	Floydada
Northland	Westmoreland	Little York	Locations	Gorman
Oak Hill	Wylie	Medical Center	Alice	Henrietta
Research Blvd		Memorial Drive	Aransas Pass	Levelland
Westlake	Fort Worth	Northside	Beeville	Littlefield
	Haltom City	Pasadena	Colony Creek	Merkel
Other Central Texas Area	Hulen	Pecan Grove	Cuero	Plainview
Locations	Keller	Pin Oak	Edna	San Angelo
Bastrop	Museum Place	River Oaks	Goliad	Slaton
Canyon Lake	Renaissance Square	Sugar Land	Gonzales	Snyder
Dime Box	Roanoke	SW Medical Center	Hallettsville
Dripping Springs	Stockyards	Tanglewood	Kingsville	Oklahoma
Elgin		The Plaza	Mathis	Central Oklahoma Area
Flatonia	Other Dallas/Fort Worth Area	Uptown	Padre Island	Oklahoma City
Fredericksburg	Locations	Waugh Drive	Palacios	23rd Street
Georgetown	Arlington	Westheimer	Port Lavaca	Expressway
Gruene	Azle	West University	Portland	I-240
Horseshoe Bay	Ennis	Woodcreek	Rockport	Memorial
Kingsland	Gainesville		Sinton
La Grange	Glen Rose	Katy	Taft	Other Central Oklahoma Area
Lexington	Granbury	Cinco Ranch	Yoakum	Locations
Marble Falls	Grand Prairie	Katy-Spring Green	Yorktown	Edmond
New Braunfels	Jacksboro			Norman
Pleasanton	Mesquite	The Woodlands	West Texas Area
Round Rock	Muenster	The Woodlands-College Park	Abilene	Tulsa Area
San Antonio	Runaway Bay	The Woodlands-I-45	Antilley Road	Tulsa
Schulenburg	Sanger	The Woodlands-Research Forest	Barrow Street	Garnett
Seguin	Waxahachie		Cypress Street	Harvard
Smithville	Weatherford	Other Houston Area	Judge Ely	Memorial
Thorndale		Locations	Mockingbird	Sheridan
Weimar	East Texas Area	Angleton		S. Harvard
	Athens	Bay City	Amarillo	Utica Tower
Dallas/Fort Worth Area	Blooming Grove	Beaumont	Hillside	Yale
Dallas	Canton	Cleveland	Soncy
14th Street Plano	Carthage	East Bernard		Other Tulsa Area Locations
Abrams Centre	Corsicana	El Campo	Lubbock	Owasso
Addison	Crockett	Dayton	4th Street
Allen	Eustace	Galveston	66th Street
Balch Springs	Gilmer	Groves	82nd Street
Camp Wisdom	Grapeland	Hempstead	86th Street
Carrollton	Gun Barrel City	Hitchcock	98th Street
Cedar Hill	Jacksonville	Liberty	Avenue Q
Coppell	Kerens	Magnolia	Milwaukee
East Plano	Longview	Magnolia Parkway	North University
Euless	Mount Vernon	Mont Belvieu	Texas Tech Student Union
Frisco	Palestine	Nederland
Frisco Warren	Rusk	Needville	Midland
Frisco-West	Seven Points	Rosenberg	North
Garland	Teague	Shadow Creek	Wadley
Grapevine	Tyler-Beckham	Spring	Wall Street

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Balance Sheet Data (at period end)
Loans held for sale	$10,690	$6,113	$9,951	$6,380	$5,734
Loans held for investment	21,057,616	21,146,033	21,229,461	20,393,943	20,352,559
Loans held for investment - Warehouse Purchase Program	1,080,903	1,228,706	1,081,403	864,924	822,245
Total loans	22,149,209	22,380,852	22,320,815	21,265,247	21,180,538

Investment securities(A)	11,094,424	11,300,756	11,702,139	12,301,138	12,803,896
Federal funds sold	292	208	234	250	260
Allowance for credit losses on loans	(351,805)	(354,397)	(359,852)	(330,219)	(332,362)
Cash and due from banks	1,972,175	2,209,863	1,507,604	1,086,444	458,153
Goodwill	3,503,129	3,504,388	3,504,107	3,396,402	3,396,086
Core deposit intangibles, net	66,047	70,178	74,324	60,757	63,994
Other real estate owned	5,701	5,757	4,960	2,204	1,708
Fixed assets, net	371,238	373,812	377,394	372,333	369,992
Other assets	756,328	623,903	630,569	601,964	605,612
Total assets	$39,566,738	$40,115,320	$39,762,294	$38,756,520	$38,547,877

Noninterest-bearing deposits	$9,798,438	$9,811,361	$9,706,505	$9,526,535	$9,776,572
Interest-bearing deposits	18,582,900	18,276,250	18,226,581	17,648,983	17,403,237
Total deposits	28,381,338	28,087,611	27,933,086	27,175,518	27,179,809
Other borrowings	3,200,000	3,900,000	3,900,000	3,900,000	3,725,000
Securities sold under repurchase agreements	221,913	228,896	233,689	261,671	309,277
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	36,503	36,503
Other liabilities	287,346	499,918	374,429	278,284	217,958
Total liabilities	32,128,243	32,754,071	32,478,850	31,651,976	31,468,547
Shareholders' equity(B)	7,438,495	7,361,249	7,283,444	7,104,544	7,079,330
Total liabilities and equity	$39,566,738	$40,115,320	$39,762,294	$38,756,520	$38,547,877

(A) Includes $(2,056), $(1,070), $(2,007), $(2,954) and $(1,770) in unrealized losses on available for sale securities for the quarterly periods ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

(B) Includes $(1,624), $(845), $(1,586), $(2,333) and $(1,398) in after-tax unrealized losses on available for sale securities for the quarterly periods ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Income Statement Data
Interest income:
Loans	$333,055	$337,451	$336,428	$306,228	$306,562	$1,313,162	$1,148,996
Securities(C)	58,260	59,617	62,428	66,421	68,077	246,726	283,302
Federal funds sold and other earning assets	19,630	20,835	14,095	9,265	1,793	63,825	12,245
Total interest income	410,945	417,903	412,951	381,914	376,432	1,623,713	1,444,543

Interest expense:
Deposits	102,050	107,758	106,124	92,692	84,969	408,624	272,345
Other borrowings	39,620	46,792	46,282	48,946	52,386	181,640	206,323
Securities sold under repurchase agreements	1,501	1,662	1,759	2,032	2,094	6,954	9,404
Subordinated debentures	—	—	—	—	—	—	38
Total interest expense	143,171	156,212	154,165	143,670	139,449	597,218	488,110
Net interest income	267,774	261,691	258,786	238,244	236,983	1,026,495	956,433
Provision for credit losses	—	—	9,066	—	—	9,066	18,540
Net interest income after provision for credit losses	267,774	261,691	249,720	238,244	236,983	1,017,429	937,893

Noninterest income:
Nonsufficient funds (NSF) fees	9,960	9,016	8,153	8,288	8,365	35,417	33,691
Credit card, debit card and ATM card income	9,443	9,620	9,384	8,861	9,314	37,308	36,471
Service charges on deposit accounts	6,992	6,664	6,436	6,406	6,316	26,498	24,582
Trust income	3,514	3,479	3,601	4,156	3,360	14,750	13,269
Mortgage income	779	962	745	610	542	3,096	2,298
Brokerage income	1,063	1,258	1,186	1,235	1,059	4,742	4,275
Bank owned life insurance income	2,020	2,028	1,885	2,047	1,882	7,980	6,653
Net gain (loss) on sale or write-down of assets	584	3,178	(903)	(35)	(84)	2,824	1,986
Net gain on sale or write-up of securities	—	224	10,723	298	—	11,245	—
Other noninterest income	5,482	4,670	4,793	7,004	5,814	21,949	30,040
Total noninterest income	39,837	41,099	46,003	38,870	36,568	165,809	153,265

Noninterest expense:
Salaries and benefits	88,631	88,367	89,584	85,771	80,486	352,353	328,430
Net occupancy and equipment	8,957	9,291	8,915	8,623	9,093	35,786	35,517
Credit and debit card, data processing and software amortization	12,342	11,985	11,998	10,975	10,741	47,300	41,570
Regulatory assessments and FDIC insurance	5,789	5,726	10,317	5,538	24,940	27,370	40,165
Core deposit intangibles amortization	4,131	4,146	4,156	3,237	3,559	15,670	12,676
Depreciation	4,791	4,741	4,836	4,686	4,607	19,054	18,283
Communications	3,450	3,360	3,485	3,402	3,572	13,697	14,413
Other real estate expense	255	12	69	187	165	523	(88)
Net (gain) loss on sale or write-down of other real estate	(610)	(97)	31	(138)	34	(814)	(746)
Merger related expenses	—	63	4,381	—	278	4,444	15,133
Other noninterest expense	13,809	12,744	15,070	13,567	14,696	55,190	51,345
Total noninterest expense	141,545	140,338	152,842	135,848	152,171	570,573	556,698
Income before income taxes	166,066	162,452	142,881	141,266	121,380	612,665	534,460
Provision for income taxes	35,990	35,170	31,279	30,840	25,904	133,279	115,144
Net income available to common shareholders	$130,076	$127,282	$111,602	$110,426	$95,476	$479,386	$419,316

(C) Interest income on securities was reduced by net premium amortization of $5,609, $5,574, $5,831, $5,822 and $6,428 for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively, and $22,836 and $27,840 for the years ended December 31, 2024, and 2023, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

Profitability
Net income (D) (E)	$130,076	$127,282	$111,602	$110,426	$95,476	$479,386	$419,316

Basic earnings per share	$1.37	$1.34	$1.17	$1.18	$1.02	$5.05	$4.51
Diluted earnings per share	$1.37	$1.34	$1.17	$1.18	$1.02	$5.05	$4.51

Return on average assets (F) (J)	1.31%	1.28%	1.12%	1.13%	0.98%	1.21%	1.08%
Return on average common equity (F) (J)	7.00%	6.93%	6.10%	6.20%	5.39%	6.56%	6.03%
Return on average tangible common equity (F) (G) (J)	13.50%	13.50%	11.81%	12.06%	10.54%	12.73%	11.76%
Tax equivalent net interest margin (D) (E) (H)	3.05%	2.95%	2.94%	2.79%	2.75%	2.93%	2.78%
Efficiency ratio (G) (I) (K)	46.10%	46.87%	51.82%	49.07%	55.61%	48.43%	50.26%

Liquidity and Capital Ratios
Equity to assets	18.80%	18.35%	18.32%	18.33%	18.37%	18.80%	18.37%
Common equity tier 1 capital	16.42%	15.84%	15.42%	15.75%	15.54%	16.42%	15.54%
Tier 1 risk-based capital	16.42%	15.84%	15.42%	15.75%	15.54%	16.42%	15.54%
Total risk-based capital	17.67%	17.09%	16.67%	17.00%	16.56%	17.67%	16.56%
Tier 1 leverage capital	10.82%	10.52%	10.29%	10.37%	10.39%	10.82%	10.39%
Period end tangible equity to period end tangible assets (G)	10.75%	10.36%	10.24%	10.33%	10.31%	10.75%	10.31%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	95,264	95,261	95,765	93,706	93,715	95,000	92,902
Diluted	95,264	95,261	95,765	93,706	93,715	95,000	92,902
Period end shares outstanding	95,275	95,261	95,262	93,525	93,722	95,275	93,722
Cash dividends paid per common share	$0.58	$0.56	$0.56	$0.56	$0.56	$2.26	$2.21
Book value per common share	$78.07	$77.27	$76.46	$75.96	$75.54	$78.07	$75.54
Tangible book value per common share (G)	$40.61	$39.75	$38.89	$39.00	$38.62	$40.61	$38.62

Common Stock Market Price
High	$86.76	$74.87	$66.18	$68.88	$68.79	$86.76	$78.76
Low	$68.94	$58.66	$57.16	$60.08	$49.60	$57.16	$49.60
Period end closing price	$75.35	$72.07	$61.14	$65.78	$67.73	$75.35	$67.73
Employees – FTE (excluding overtime)	3,916	3,896	3,902	3,901	3,850	3,916	3,850
Number of banking centers	283	287	288	283	285	283	285

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Loan discount accretion
Non-PCD	$2,761	$3,616	$4,797	$1,312	$1,543	$12,486	$4,825
PCD	$850	$1,212	$2,394	$548	$937	$5,004	$3,221
Securities net accretion	$528	$555	$564	$561	$598	$2,208	$1,648
Time deposits amortization	$(21)	$(40)	$4	$(97)	$(150)	$(154)	$(600)

(E) Using effective tax rate of 21.7%, 21.6%, 21.9%, 21.8% and 21.3% for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively, and 21.8% and 21.5% for the years ended December 31, 2024 and 2023, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 366-day or 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2024				Sep 30, 2024				Dec 31, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$8,571	$144	6.68%		$7,913	$137	6.89%		$9,828	$185	7.47%
Loans held for investment	21,038,694	313,863	5.93%		21,107,139	316,939	5.97%		20,370,915	291,882	5.68%
Loans held for investment - Warehouse Purchase Program	1,137,113	19,048	6.66%		1,114,681	20,375	7.27%		770,481	14,495	7.46%
Total loans	22,184,378	333,055	5.97%		22,229,733	337,451	6.04%		21,151,224	306,562	5.75%
Investment securities	11,265,535	58,260	2.06%	(M)	11,612,193	59,617	2.04%	(M)	13,074,243	68,077	2.07%	(M)
Federal funds sold and other earning assets	1,628,050	19,630	4.80%		1,531,788	20,835	5.41%		125,295	1,793	5.68%
Total interest-earning assets	35,077,963	410,945	4.66%		35,373,714	417,903	4.70%		34,350,762	376,432	4.35%
Allowance for credit losses on loans	(353,560)				(358,237)				(346,493)
Noninterest-earning assets	4,902,996				4,873,725				4,810,942
Total assets	$39,627,399				$39,889,202				$38,815,211

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,845,174	$8,535	0.70%		$4,774,975	$9,251	0.77%		$4,822,698	$6,789	0.56%
Savings and money market deposits	8,915,410	47,089	2.10%		8,908,315	49,824	2.23%		8,815,892	45,192	2.03%
Certificates and other time deposits	4,552,445	46,426	4.06%		4,564,232	48,683	4.24%		3,442,115	32,988	3.80%
Other borrowings	3,332,609	39,620	4.73%		3,900,000	46,792	4.77%		4,028,263	52,386	5.16%
Securities sold under repurchase agreements	231,240	1,501	2.58%		242,813	1,662	2.72%		300,317	2,094	2.77%
Total interest-bearing liabilities	21,876,878	143,171	2.60%	(N)	22,390,335	156,212	2.78%	(N)	21,409,285	139,449	2.58%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,829,912				9,680,785				9,960,240
Allowance for credit losses on off-balance sheet credit exposures	37,646				37,646				36,503
Other liabilities	454,298				433,171				323,344
Total liabilities	32,198,734				32,541,937				31,729,372
Shareholders' equity	7,428,665				7,347,265				7,085,839
Total liabilities and shareholders' equity	$39,627,399				$39,889,202				$38,815,211

Net interest income and margin		$267,774	3.04%			$261,691	2.94%			$236,983	2.74%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		767				808				952
Net interest income and margin (tax equivalent basis)		$268,541	3.05%			$262,499	2.95%			$237,935	2.75%

(L) Annualized and based on an actual 366-day or 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $5,609, $5,574 and $6,428 for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.80%, 1.94% and 1.76% for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2024				Dec 31, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$7,603	$522	6.87%		$6,508	$452	6.95%
Loans held for investment	20,973,042	1,242,836	5.93%		19,754,541	1,089,743	5.52%
Loans held for investment - Warehouse Purchase Program	973,206	69,804	7.17%		815,853	58,801	7.21%
Total loans	21,953,851	1,313,162	5.98%		20,576,902	1,148,996	5.58%
Investment securities	11,934,793	246,726	2.07%	(P)	13,719,899	283,302	2.06%	(P)
Federal funds sold and other earning assets	1,216,728	63,825	5.25%		248,691	12,245	4.92%
Total interest-earning assets	35,105,372	1,623,713	4.63%		34,545,492	1,444,543	4.18%
Allowance for credit losses on loans	(344,167)				(314,350)
Noninterest-earning assets	4,839,630				4,741,815
Total assets	$39,600,835				$38,972,957

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,900,189	$35,342	0.72%		$5,150,049	$19,554	0.38%
Savings and money market deposits	8,949,010	194,317	2.17%		9,129,845	168,184	1.84%
Certificates and other time deposits	4,301,763	178,965	4.16%		2,832,754	84,607	2.99%
Other borrowings	3,802,910	181,640	4.78%		4,008,616	206,323	5.15%
Securities sold under repurchase agreements	257,171	6,954	2.70%		389,313	9,404	2.42%
Subordinated debentures	—	—	—		1,031	38	3.69%
Total interest-bearing liabilities	22,211,043	597,218	2.69%	(Q)	21,511,608	488,110	2.27%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,683,980				10,224,241
Allowance for credit losses on off-balance sheet credit exposures	37,134				33,271
Other liabilities	363,607				253,047
Total liabilities	32,295,764				32,022,167
Shareholders' equity	7,305,071				6,950,790
Total liabilities and shareholders' equity	$39,600,835				$38,972,957

Net interest income and margin		$1,026,495	2.92%			$956,433	2.77%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		3,183				3,640
Net interest income and margin (tax equivalent basis)		$1,029,678	2.93%			$960,073	2.78%

(O) Based on an actual 366-day or 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $22,836 and $27,840 for the years ended December 31, 2024 and 2023, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.87% and 1.54% for the years ended December 31, 2024 and 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	6.68%	6.89%	7.10%	6.77%	7.47%
Loans held for investment	5.93%	5.97%	6.02%	5.77%	5.68%
Loans held for investment - Warehouse Purchase Program	6.66%	7.27%	7.42%	7.51%	7.46%
Total loans	5.97%	6.04%	6.08%	5.83%	5.75%
Investment securities (S)	2.06%	2.04%	2.06%	2.10%	2.07%
Federal funds sold and other earning assets	4.80%	5.41%	5.52%	5.54%	5.68%
Total interest-earning assets	4.66%	4.70%	4.68%	4.45%	4.35%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.70%	0.77%	0.76%	0.66%	0.56%
Savings and money market deposits	2.10%	2.23%	2.22%	2.13%	2.03%
Certificates and other time deposits	4.06%	4.24%	4.27%	4.05%	3.80%
Other borrowings	4.73%	4.77%	4.77%	4.82%	5.16%
Securities sold under repurchase agreements	2.58%	2.72%	2.74%	2.76%	2.77%
Total interest-bearing liabilities	2.60%	2.78%	2.76%	2.62%	2.58%

Net Interest Margin	3.04%	2.94%	2.94%	2.78%	2.74%
Net Interest Margin (tax equivalent)	3.05%	2.95%	2.94%	2.79%	2.75%

(R) Annualized and based on average balances on an actual 366-day or 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $5,609, $5,574, $5,831, $5,822 and $6,428 for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Balance Sheet Averages
Loans held for sale	$8,571	$7,913	$8,446	$5,467	$9,828
Loans held for investment	21,038,694	21,107,139	21,328,824	20,415,316	20,370,915
Loans held for investment - Warehouse Purchase Program	1,137,113	1,114,681	917,026	720,650	770,481
Total loans	22,184,378	22,229,733	22,254,296	21,141,433	21,151,224

Investment securities	11,265,535	11,612,193	12,179,074	12,693,268	13,074,243
Federal funds sold and other earning assets	1,628,050	1,531,788	1,026,251	672,840	125,295
Total interest-earning assets	35,077,963	35,373,714	35,459,621	34,507,541	34,350,762
Allowance for credit losses on loans	(353,560)	(358,237)	(332,904)	(331,708)	(346,493)
Cash and due from banks	317,420	304,911	295,077	315,612	302,864
Goodwill	3,505,030	3,504,300	3,482,448	3,396,177	3,396,224
Core deposit intangibles, net	68,167	72,330	59,979	62,482	65,986
Other real estate	6,778	5,339	3,071	2,319	4,781
Fixed assets, net	373,561	375,626	377,369	372,458	370,900
Other assets	632,040	611,219	604,187	610,649	670,187
Total assets	$39,627,399	$39,889,202	$39,948,848	$38,935,530	$38,815,211

Noninterest-bearing deposits	$9,829,912	$9,680,785	$9,780,211	$9,443,249	$9,960,240
Interest-bearing demand deposits	4,845,174	4,774,975	4,839,194	5,143,585	4,822,698
Savings and money market deposits	8,915,410	8,908,315	9,084,051	8,889,077	8,815,892
Certificates and other time deposits	4,552,445	4,564,232	4,400,922	3,683,815	3,442,115
Total deposits	28,142,941	27,928,307	28,104,378	27,159,726	27,040,945
Other borrowings	3,332,609	3,900,000	3,900,000	4,083,132	4,028,263
Securities sold under repurchase agreements	231,240	242,813	258,637	296,437	300,317
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	36,729	36,503	36,503
Other liabilities	454,298	433,171	327,847	238,480	323,344
Shareholders' equity	7,428,665	7,347,265	7,321,257	7,121,252	7,085,839
Total liabilities and equity	$39,627,399	$39,889,202	$39,948,848	$38,935,530	$38,815,211

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023
Period End Balances

Loan Portfolio
Commercial and industrial	$1,962,111	8.8%	$1,970,844	8.8%	$2,023,531	9.1%	$1,932,534	9.1%	$1,936,717	9.2%
Warehouse purchase program	1,080,903	4.9%	1,228,706	5.5%	1,081,403	4.8%	864,924	4.1%	822,245	3.9%
Construction, land development and other land loans	2,859,281	12.9%	2,814,521	12.6%	2,828,372	12.7%	2,876,588	13.5%	3,076,591	14.5%
1-4 family residential	7,581,450	34.2%	7,557,858	33.8%	7,496,485	33.6%	7,331,251	34.5%	7,207,226	34.0%
Home equity	906,139	4.1%	919,676	4.1%	930,428	4.2%	950,169	4.5%	960,852	4.5%
Commercial real estate (includes multi-family residential)	5,800,985	26.2%	5,869,687	26.2%	5,961,884	26.7%	5,631,460	26.5%	5,662,948	26.7%
Agriculture (includes farmland)	1,033,546	4.7%	1,033,224	4.6%	1,037,361	4.6%	813,092	3.8%	816,043	3.9%
Consumer and other	378,817	1.7%	413,548	1.8%	340,611	1.5%	326,915	1.5%	329,593	1.6%
Energy	545,977	2.5%	572,788	2.6%	620,740	2.8%	538,314	2.5%	368,323	1.7%
Total loans	$22,149,209		$22,380,852		$22,320,815		$21,265,247		$21,180,538

Deposit Types
Noninterest-bearing DDA	$9,798,438	34.5%	$9,811,361	34.9%	$9,706,505	34.7%	$9,526,535	35.1%	$9,776,572	36.0%
Interest-bearing DDA	5,182,035	18.3%	4,800,758	17.1%	4,762,730	17.1%	4,867,247	17.9%	5,115,945	18.8%
Money market	6,229,022	21.9%	6,166,792	22.0%	6,180,769	22.1%	6,134,221	22.6%	5,859,701	21.6%
Savings	2,685,496	9.5%	2,707,982	9.6%	2,765,197	9.9%	2,830,117	10.4%	2,881,397	10.6%
Certificates and other time deposits	4,486,347	15.8%	4,600,718	16.4%	4,517,885	16.2%	3,817,398	14.0%	3,546,194	13.0%
Total deposits	$28,381,338		$28,087,611		$27,933,086		$27,175,518		$27,179,809

Loan to Deposit Ratio	78.0%		79.7%		79.9%		78.3%		77.9%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023

Single family residential construction	$778,067	27.2%	$836,571	29.7%	$940,381	33.2%	$1,031,163	35.8%	$1,088,636	35.4%
Land development	260,158	9.1%	256,571	9.1%	241,639	8.5%	290,243	10.1%	367,849	12.0%
Raw land	278,892	9.7%	263,411	9.4%	291,112	10.3%	311,265	10.8%	328,365	10.7%
Residential lots	209,850	7.3%	217,920	7.7%	222,343	7.9%	224,901	7.8%	222,591	7.2%
Commercial lots	59,044	2.1%	58,472	2.1%	60,264	2.1%	59,691	2.1%	155,415	5.0%
Commercial construction and other	1,274,619	44.6%	1,183,127	42.0%	1,074,361	38.0%	959,687	33.4%	914,436	29.7%
Net unaccreted discount	(1,349)		(1,551)		(1,728)		(362)		(701)
Total construction loans	$2,859,281		$2,814,521		$2,828,372		$2,876,588		$3,076,591

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2024

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$344,055	$256,356	$57,090	$15,746	$13,607	$339,865	$1,026,719
Commercial and industrial buildings	140,411	110,911	22,433	35,081	16,347	282,227	607,410
Office buildings	98,017	220,871	88,601	46,841	3,553	83,749	541,632
Medical buildings	75,021	16,087	1,684	42,747	29,340	77,895	242,774
Apartment buildings	93,512	120,066	64,620	12,691	12,966	210,558	514,413
Hotel	110,790	105,085	31,414	11,685	—	188,618	447,592
Other	175,305	53,479	19,687	7,577	6,931	94,800	357,779
Total	$1,037,111	$882,855	$285,529	$172,368	$82,744	$1,277,712	$3,738,319	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Sep 30, 2024	Balance at Dec 31, 2024	Balance at Acquisition Date	Balance at Sep 30, 2024	Balance at Dec 31, 2024	Balance at Acquisition Date		Balance at Sep 30, 2024	Balance at Dec 31, 2024
Loan marks:
Acquired banks (V)	$368,247	$14,903	$14,201	$327,842	$6,361	$5,931	$696,089		$21,264	$20,132
Lone Star Bank (W)	20,378	15,709	13,644	4,558	1,913	1,459	24,936		17,622	15,103
Total	388,625	30,612	27,845	332,400	8,274	7,390	721,025		38,886	35,235

Acquired portfolio loan balances:
Acquired banks (V)	13,307,853	1,446,161	1,353,801	1,317,564	413,864	389,794	14,625,417		1,860,025	1,743,595
Lone Star Bank (W)	1,016,128	868,114	735,828	59,109	54,793	50,230	1,075,237		922,907	786,058
Total	14,323,981	2,314,275	2,089,629	1,376,673	468,657	440,024	15,700,654	(X)	2,782,932	2,529,653

Acquired portfolio loan balances less loan marks	$13,935,356	$2,283,663	$2,061,784	$1,044,273	$460,383	$432,634	$14,979,629		$2,744,046	$2,494,418

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.801 billion as of December 31, 2024.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank, LegacyTexas Bank and FirstCapital Bank.

(W) The Merger was completed on April 1, 2024 and resulted in the addition of $1.075 billion in loans with related purchase accounting adjustments of $24.9 million at acquisition date, which were subject to subsequent fair value adjustments.

(X) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Asset Quality
Nonaccrual loans	$73,647	$83,969	$84,175	$78,475	$68,688	$73,647	$68,688
Accruing loans 90 or more days past due	2,189	20	322	3,035	2,195	2,189	2,195
Total nonperforming loans	75,836	83,989	84,497	81,510	70,883	75,836	70,883
Repossessed assets	4	177	113	97	76	4	76
Other real estate	5,701	5,757	4,960	2,204	1,708	5,701	1,708
Total nonperforming assets	$81,541	$89,923	$89,570	$83,811	$72,667	$81,541	$72,667

Nonperforming assets:
Commercial and industrial (includes energy)	$10,080	$13,642	$16,340	$10,199	$8,957	$10,080	$8,957
Construction, land development and other land loans	4,481	4,053	4,895	15,826	17,343	4,481	17,343
1-4 family residential (includes home equity)	44,824	36,660	33,935	30,206	26,096	44,824	26,096
Commercial real estate (includes multi-family residential)	18,861	32,803	31,776	23,720	18,775	18,861	18,775
Agriculture (includes farmland)	3,208	2,686	2,550	3,714	1,460	3,208	1,460
Consumer and other	87	79	74	146	36	87	36
Total	$81,541	$89,923	$89,570	$83,811	$72,667	$81,541	$72,667
Number of loans/properties	368	346	349	319	292	368	292
Allowance for credit losses on loans	$351,805	$354,397	$359,852	$330,219	$332,362	$351,805	$332,362

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$405	$3,309	$2,777	$283	$16,123	$6,774	$16,405
Construction, land development and other land loans	294	378	109	(2)	(5)	779	27
1-4 family residential (includes home equity)	180	409	425	457	20	1,471	(268)
Commercial real estate (includes multi-family residential)	362	258	(381)	(17)	1,590	222	17,116
Agriculture (includes farmland)	5	(116)	214	23	—	126	(84)
Consumer and other	1,346	1,217	1,224	1,399	1,405	5,186	4,795
Total	$2,592	$5,455	$4,368	$2,143	$19,133	$14,558	$37,991

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.23%	0.25%	0.25%	0.24%	0.21%	0.23%	0.21%
Nonperforming assets to loans and other real estate	0.37%	0.40%	0.40%	0.39%	0.34%	0.37%	0.34%
Net charge-offs to average loans (annualized)	0.05%	0.10%	0.08%	0.04%	0.36%	0.07%	0.18%
Allowance for credit losses on loans to total loans	1.59%	1.58%	1.61%	1.55%	1.57%	1.59%	1.57%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.67%	1.68%	1.69%	1.62%	1.63%	1.67%	1.63%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Diluted earnings per share (unadjusted)	$1.37	$1.34	$1.17	$1.18	$1.02	$5.05	$4.51

Net income	$130,076	$127,282	$111,602	$110,426	$95,476	$479,386	$419,316
Merger related provision for credit losses, net of tax(Y)	—	—	7,162	—	—	7,162	14,647
Merger related expenses, net of tax(Y)	—	50	3,461	—	220	3,511	11,955
FDIC special assessment, net of tax(Y)	—	—	2,807	—	15,736	2,807	15,736
Net gain on sale or write-up of securities, net of tax(Y)	—	(177)	(8,472)	(235)	—	(8,884)	—
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Y):	$130,076	$127,155	$116,560	$110,191	$111,432	$483,982	$461,654

Weighted average diluted shares outstanding	95,264	95,261	95,765	93,706	93,715	95,000	92,902
Merger related provision for credit losses, net of tax, per diluted common share(Y)	$—	$—	$0.07	$—	$—	$0.08	$0.16
Merger related expenses, net of tax, per diluted common share(Y)	$—	$—	$0.04	$—	$—	$0.04	$0.13
FDIC special assessment, net of tax, per diluted common share(Y)	$—	$—	$0.03	$—	$0.17	$0.03	$0.17
Net gain on sale or write-up of securities, net of tax, per diluted common share(Y)	$—	$—	$(0.09)	$—	$—	$(0.09)	$—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:(Y)	$1.37	$1.34	$1.22	$1.18	$1.19	$5.11	$4.97

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average assets (unadjusted)	1.31%	1.28%	1.12%	1.13%	0.98%	1.21%	1.08%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Y):	$130,076	$127,155	$116,560	$110,191	$111,432	$483,982	$461,654
Average total assets	$39,627,399	$39,889,202	$39,948,848	$38,935,530	$38,815,211	$39,600,835	$38,972,957
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Y)	1.31%	1.28%	1.17%	1.13%	1.15%	1.22%	1.18%

(Y) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average common equity (unadjusted)	7.00%	6.93%	6.10%	6.20%	5.39%	6.56%	6.03%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Y):	$130,076	$127,155	$116,560	$110,191	$111,432	$483,982	$461,654
Average shareholders' equity	$7,428,665	$7,347,265	$7,321,257	$7,121,252	$7,085,839	$7,305,071	$6,950,790
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Y)	7.00%	6.92%	6.37%	6.19%	6.29%	6.63%	6.64%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$130,076	$127,282	$111,602	$110,426	$95,476	$479,386	$419,316
Average shareholders' equity	$7,428,665	$7,347,265	$7,321,257	$7,121,252	$7,085,839	$7,305,071	$6,950,790
Less: Average goodwill and other intangible assets	(3,573,197)	(3,576,630)	(3,542,427)	(3,458,659)	(3,462,210)	(3,537,930)	(3,385,984)
Average tangible shareholders’ equity	$3,855,468	$3,770,635	$3,778,830	$3,662,593	$3,623,629	$3,767,141	$3,564,806
Return on average tangible common equity (F)	13.50%	13.50%	11.81%	12.06%	10.54%	12.73%	11.76%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Y):	$130,076	$127,155	$116,560	$110,191	$111,432	$483,982	$461,654
Average shareholders' equity	$7,428,665	$7,347,265	$7,321,257	$7,121,252	$7,085,839	$7,305,071	$6,950,790
Less: Average goodwill and other intangible assets	(3,573,197)	(3,576,630)	(3,542,427)	(3,458,659)	(3,462,210)	(3,537,930)	(3,385,984)
Average tangible shareholders’ equity	$3,855,468	$3,770,635	$3,778,830	$3,662,593	$3,623,629	$3,767,141	$3,564,806
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Y)	13.50%	13.49%	12.34%	12.03%	12.30%	12.85%	12.95%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,438,495	$7,361,249	$7,283,444	$7,104,544	$7,079,330	$7,438,495	$7,079,330
Less: Goodwill and other intangible assets	(3,569,176)	(3,574,566)	(3,578,431)	(3,457,159)	(3,460,080)	(3,569,176)	(3,460,080)
Tangible shareholders’ equity	$3,869,319	$3,786,683	$3,705,013	$3,647,385	$3,619,250	$3,869,319	$3,619,250

Period end shares outstanding	95,275	95,261	95,262	93,525	93,722	95,275	93,722
Tangible book value per share	$40.61	$39.75	$38.89	$39.00	$38.62	$40.61	$38.62

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,869,319	$3,786,683	$3,705,013	$3,647,385	$3,619,250	$3,869,319	$3,619,250
Total assets	$39,566,738	$40,115,320	$39,762,294	$38,756,520	$38,547,877	$39,566,738	$38,547,877
Less: Goodwill and other intangible assets	(3,569,176)	(3,574,566)	(3,578,431)	(3,457,159)	(3,460,080)	(3,569,176)	(3,460,080)
Tangible assets	$35,997,562	$36,540,754	$36,183,863	$35,299,361	$35,087,797	$35,997,562	$35,087,797
Period end tangible equity to period end tangible assets ratio	10.75%	10.36%	10.24%	10.33%	10.31%	10.75%	10.31%

	Three Months Ended					Year-to-Date
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$351,805	$354,397	$359,852	$330,219	$332,362	$351,805	$332,362
Total loans	$22,149,209	$22,380,852	$22,320,815	$21,265,247	$21,180,538	$22,149,209	$21,180,538
Less: Warehouse Purchase Program loans	(1,080,903)	(1,228,706)	(1,081,403)	(864,924)	(822,245)	(1,080,903)	(822,245)
Total loans less Warehouse Purchase Program	$21,068,306	$21,152,146	$21,239,412	$20,400,323	$20,358,293	$21,068,306	$20,358,293
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.67%	1.68%	1.69%	1.62%	1.63%	1.67%	1.63%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets and securities:
Noninterest expense	$141,545	$140,338	$152,842	$135,848	$152,171	$570,573	$556,698

Net interest income	$267,774	$261,691	$258,786	$238,244	$236,983	$1,026,495	$956,433
Noninterest income	39,837	41,099	46,003	38,870	36,568	165,809	153,265
Less: net (loss) gain on sale or write-down of assets	584	3,178	(903)	(35)	(84)	2,824	1,986
Less: net gain on sale or write-up of securities	—	224	10,723	298	—	11,245	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	39,253	37,697	36,183	38,607	36,652	151,740	151,279
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$307,027	$299,388	$294,969	$276,851	$273,635	$1,178,235	$1,107,712
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities	46.10%	46.87%	51.82%	49.07%	55.61%	48.43%	50.26%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment:

Noninterest expense	$141,545	$140,338	$152,842	$135,848	$152,171	$570,573	$556,698
Less: merger related expenses	—	63	4,381	—	278	4,444	15,133
Less: FDIC special assessment	—	—	3,554	—	19,919	3,554	19,919
Noninterest expense excluding merger related expenses and FDIC special assessment	$141,545	$140,275	$144,907	$135,848	$131,974	$562,575	$521,646

Net interest income	$267,774	$261,691	$258,786	$238,244	$236,983	$1,026,495	$956,433
Noninterest income	39,837	41,099	46,003	38,870	36,568	165,809	153,265
Less: net (loss) gain on sale or write down of assets	584	3,178	(903)	(35)	(84)	2,824	1,986
Less: net gain on sale or write-up of securities	—	224	10,723	298	—	11,245	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	39,253	37,697	36,183	38,607	36,652	151,740	151,279
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$307,027	$299,388	$294,969	$276,851	$273,635	$1,178,235	$1,107,712
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment	46.10%	46.85%	49.13%	49.07%	48.23%	47.75%	47.09%